FORM 8-K


                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549




                            CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                           December 22, 1993
                   (Date of earliest event reported)



                       ITT FINANCIAL CORPORATION
        (Exact name of registrant as specified in its charter)


     Delaware                      1-7437                   43-0815676
(State or other jurisdiction    (Commission               (IRS Employer
     of incorporation)            File Number)            Identification No.)



 645 Maryville Centre Drive, St. Louis, Missouri                   63141-5832
        (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code         (314) 542-3636


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Item 5.   Other Events.

      (a) On December 22, 1993, one of Registrant's wholly owned subsidiaries, ITT Commercial Finance Corp. ("ITTCMF"), sold approximately $ 2.4 billion in floorplan receivables to a master trust which it had created for the purpose of securitizing those receivables. The trust issued certificates to private investors which represented undivided interests in the trust assets totalling $1 billion. The trust also issued a certificate to an affiliate of the Registrant representing an undivided interest in the remaining assets in the trust of approximately $ 1.4 billion. From time to time ITTCMF intends to sell additional receivables to the trust and may issue additional certificates with respect thereto. ITTCMF continues to service the receivables included in the trust's assets. Proceeds of the transaction were used to reduce the Registrant's debt incurred in the ordinary course of its financing operations.

      (b) In an unrelated transaction, during December, 1993 the Registrant's indirect wholly owned subsidiary, ITT Federal Bank, fsb, sold approximately $1.1 billion in mortgage receivables to an unaffiliated trust in exchange for mortgage pass-through certificates in a like amount.

Registrant's management anticipates that securitization of various assets of Registrant's operating units will continue in the future as transactions in the ordinary course of its financing activities and will be reflected in its financial statements included in Forms 10-Q and 10-K.





                              SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      ITT FINANCIAL CORPORATION
                                      (Registrant)



Date: January 10, 1994          By:     /s/ T. L. Payne
                                      T. L. Payne
                                      Senior Vice President and Controller